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                             NON-COMPETE AGREEMENT


     This Non-compete Agreement is made and entered into this ____ day of _________________, 1996, by and between John M. Fox (Fox) and MarkWest Hydrocarbon, Inc. (MarkWest). In consideration of the mutual covenants and agreements contained herein, and in recognition of other consideration had and received by Fox, the sufficiency, adequacy and receipt of which is hereby acknowledged, the parties agree as follows:

     1. Fox agrees that for as long as he is an officer or director of MarkWest and for two years thereafter, he will not, either directly or indirectly (including through other firms or entities controlled by Fox), participate in any future oil and gas exploration or production activities within geographic areas in which MarkWest is then conducting oil and gas exploration and production activities, or within geographic areas in which MarkWest intends to or has expressed an interest to participate in oil and gas exploration or production activities, except and to the extent that Fox has first offered MarkWest the opportunity to participate in that activity, and then only to the extent that MarkWest, through its independent and disinterested directors, has deemed it advisable and in the best interests of MarkWest not to participate in that activity.

     In witness whereof, the parties have executed this Agreement the date first above written.



____________________________
John M. Fox



MARKWEST HYDROCARBON, INC.


By:_________________________